Exhibit 99.1

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Financial and Operating Performance for February 2016

ATLANTA, March 2, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for February 2016.

Consolidated passenger unit revenue (PRASM) for the month of February declined 5.5% year over year, including 1.5 points of pressure from foreign exchange. Across all entities, booking trends into the peak leisure season are strong and corporate demand remains solid as higher volumes continued to offset lower yields.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
February consolidated PRASM change year over year	(5.5)%
February mainline completion factor	99.6%
February on-time performance (preliminary DOT A14)	86.4%

Delta Air Lines serves nearly 180 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 327 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of March 2, 2016, and which we have no current intention to update.

	Monthly Traffic Results (a)					Year to Date Traffic Results (a)

	Feb 2016	Feb 2015	Change			Feb 2016	Feb 2015	Change

RPMs (000):
Domestic	9,058,446	8,403,609	7.8%			18,355,185	17,139,276	7.1%
Delta Mainline	7,600,016	6,961,602	9.2%			15,405,806	14,161,426	8.8%
Regional	1,458,430	1,442,007	1.1%			2,949,379	2,977,850	(1.0%	)
International	5,325,229	5,256,958	1.3%			11,602,631	11,535,946	0.6%
Latin America	1,757,317	1,581,544	11.1%			3,703,745	3,426,017	8.1%
Delta Mainline	1,709,404	1,553,601	10.0%			3,601,055	3,366,232	7.0%
Regional	47,913	27,943	71.5%			102,690	59,785	71.8%
Atlantic	1,866,060	1,922,769	(2.9%	)		4,272,266	4,379,351	(2.4%	)
Pacific	1,701,851	1,752,645	(2.9%	)		3,626,620	3,730,578	(2.8%	)
Total System	14,383,675	13,660,567	5.3%			29,957,815	28,675,222	4.5%

ASMs (000):
Domestic	11,193,497	10,120,332	10.6%			22,662,494	21,183,137	7.0%
Delta Mainline	9,258,324	8,241,527	12.3%			18,692,118	17,158,319	8.9%
Regional	1,935,172	1,878,805	3.0%			3,970,376	4,024,818	(1.4%	)
International	6,849,471	6,895,644	(0.7%	)		14,533,172	14,781,598	(1.7%	)
Latin America	2,170,573	1,969,482	10.2%			4,495,434	4,212,480	6.7%
Delta Mainline	2,107,962	1,929,335	9.3%			4,364,319	4,128,401	5.7%
Regional	62,610	40,147	56.0%			131,115	84,079	55.9%
Atlantic	2,728,739	2,825,248	(3.4%	)		5,890,609	6,044,606	(2.5%	)
Pacific	1,950,159	2,100,914	(7.2%	)		4,147,129	4,524,512	(8.3%	)
Total System	18,042,968	17,015,976	6.0%			37,195,666	35,964,735	3.4%

Load Factor:
Domestic	80.9%	83.0%	(2.1)		pts	81.0%	80.9%	0.1		pts
Delta Mainline	82.1%	84.5%	(2.4)		pts	82.4%	82.5%	(0.1)		pts
Regional	75.4%	76.8%	(1.4)		pts	74.3%	74.0%	0.3		pts
International	77.7%	76.2%	1.5		pts	79.8%	78.0%	1.8		pts
Latin America	81.0%	80.3%	0.7		pts	82.4%	81.3%	1.1		pts
Delta Mainline	81.1%	80.5%	0.6		pts	82.5%	81.5%	1.0		pts
Regional	76.5%	69.6%	6.9		pts	78.3%	71.1%	7.2		pts
Atlantic	68.4%	68.1%	0.3		pts	72.5%	72.5%	0.0		pts
Pacific	87.3%	83.4%	3.9		pts	87.4%	82.5%	4.9		pts
Total System	79.7%	80.3%	(0.6)		pts	80.5%	79.7%	0.8		pts

Mainline Completion Factor	99.6%	97.5%	2.1		pts

Passengers Boarded	12,843,887	11,992,747	7.1%			26,134,085	24,550,084	6.5%

Cargo Ton Miles (000):	155,119	177,399	(12.6%	)		311,888	349,506	(10.8%	)

a Results include flights operated under contract carrier arrangements